SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Selectica, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SELECTICA, INC.

3 West Plumeria Drive
San Jose, California 95134

August 12, 2002

TO THE STOCKHOLDERS OF SELECTICA, INC.

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Selectica, Inc. (the “Company”), which will be held at the Company’s headquarters, 3 West Plumeria Drive, San Jose, California, on Friday, September 13, 2002, at 1:00 p.m.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

      It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Sanjay Mittal
President and Chief Executive Officer

SELECTICA, INC.
SELECTICA, INC.
PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
The Nasdaq Stock Market-U.S. Index and the S&P Market Total Return to Stockholders (Dividends reinvested monthly)
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
OPTIONS GRANTED IN LAST FISCAL YEAR
FISCAL YEAR END OPTION VALUES
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
FORM 10-K
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
PROXY

SELECTICA, INC.

3 West Plumeria Drive
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held September 13, 2002

       The Annual Meeting of Stockholders (the “Annual Meeting”) of Selectica, Inc. (the “Company”) will be held at the Company’s headquarters, 3 West Plumeria Drive, San Jose, California, on Friday, September 13, 2002, at 1:00 p.m. for the following purposes:

1.	To elect two members of the Board of Directors to serve until expiration of their terms or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the attached Proxy Statement.

      Only stockholders of record at the close of business on July 26, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 3 West Plumeria Drive, San Jose, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Sanjay Mittal
President and Chief Executive Officer

San Jose, California

August 12, 2002

IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

SELECTICA, INC.

3 West Plumeria Drive
San Jose, California 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held September 13, 2002

       These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Selectica, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters, 3 West Plumeria Drive, San Jose, California, on Friday, September 13, 2002, at 1:00 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about August 12, 2002.

PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

      The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On July 26, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 33,734,913 shares of Common Stock outstanding. Each stockholder of record on July 26, 2002 is entitled to one vote for each share of Common Stock held by such stockholder on July 26, 2002. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

      The Company’s bylaws provide that the holders of fifty percent of the Company’s stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

      Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total votes.

      Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2003 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

      Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

      The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation provides for a classified Board of Directors comprised of three classes, with the terms of office of each class of directors ending in successive years. The Company currently has authorized five directors, with each class of directors consisting of either one or two directors. At the Annual Meeting, two directors are to be elected to serve until the Company’s 2005 Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the “Nominees”), their ages as of June 30, 2002, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

		Positions and Offices
Nominees	Age	Held with the Company

Thomas Neustaetter(1)(2)	50	Director
Dr. Sanjay Mittal	49	Director, President, Chief Executive Officer and Chief Technical Officer

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

      Thomas Neustaetter has served as a director of Selectica since July 1999. Since March 1999, Mr. Neustaetter has been a Partner of JK&B Capital. Prior to joining JK&B Capital, Mr. Neustaetter was a Partner of the Chatterjee Group, an affiliate of Soros Fund Management, from January 1996 to February 1999. Mr. Neustaetter serves on the boards of directors of Zone Labs, Instantis, Paragon Networks, emWare, Inc. and Kada Systems. Mr. Neustaetter earned his B.A. Phi Beta Kappa in Philosophy from the University of California, Berkeley, and his M.B.A. and M.S. in Information Science from University of California, Los Angeles

      Dr. Sanjay Mittal, a co-founder of Selectica, has served as our President and Chief Executive Officer since July 9, 2002 and as our Chief Technical Officer, and a director since our inception. Prior to co-founding Selectica, from April 1992 to July 1996, Dr. Mittal was the founder and President of Catalogics Software Corporation, a configuration software company acquired by Selectica in 1996. From 1990 to 1992 Dr. Mittal managed a development team at Metaphor, a business software company. Prior to that, Dr. Mittal was a senior research scientist at Xerox’s Palo Alto Research Center (PARC) from 1982 to 1990. Dr. Mittal received his B.Tech in Electrical Engineering from the Indian Institute of Technology and his M.S. and Ph.D. in Computer Science from Ohio State University.

Continuing Directors — Terms Ending in 2003 and 2004

      Set forth below is information regarding the continuing directors of the Company, including their ages as of June 30, 2002, the periods during which they have served as directors, and information furnished by them as to their principal occupations and directorships held by them in corporations whose shares are publicly registered.

		Positions and Offices
Director	Age	Held with the Company

Rajen Jaswa(1)	49	Director and Chairman of the Board
John Fisher(2)(3)(4)	43	Director
Michael Lyons(2)(4)	60	Director

(1)	Nominee for the term ending in 2004

(2)	Nominee for the term ending in 2003

(3)	Member of Compensation Committee

(4)	Member of Audit Committee

      Rajen Jaswa, a co-founder of Selectica, has served as a director and the Company’s Chairman of the Board since our inception. Mr. Jaswa also served as our President and Chief Executive Officer from our inception until July 2002. Prior to co-founding Selectica, Mr. Jaswa served as President of OPTi, Inc., a supplier of PC compatible chipsets from January 1995 to January 1996 and as Vice President of Sales and Marketing from August 1989 to December 1994. Mr. Jaswa received his B.S.E.E. in Electrical Engineering from the Indian Institute of Technology, his M.S.E.E. in Electrical Engineering from the University of Toronto and his M.B.A. from Stetson University.

      John Fisher has served as a director since July 1997. Since 1991, Mr. Fisher has served as the Managing Director of Draper Fisher Jurvetson, a venture capital firm. Mr. Fisher also serves on the boards of directors of Airprism, Cambridge Innovations, ClubMom, Entegrity Solutions, and Soundview Technology Group. Mr. Fisher received his B.A., Magna Cum Laude, in History of Science and his M.B.A. from Harvard University.

      Michael Lyons has served as a director since July 1998. Since 1997, Mr. Lyons has served as the General Partner of Zilkha Venture Partners, a venture capital firm. Since June, 1992 Mr. Lyons has also served as the General Partner of Potrero Management, a venture capital firm. Since 1989, Mr. Lyons has been a Consulting Associate Professor at the Stanford University Department of Management Science and Engineering. Between October 2000 and September 2001, Mr. Lyons served as the General Partner of Adam Ventures, a venture capital firm. Mr. Lyons is also a managing director of Compass Capital Ventures, a venture capital firm, and a member of the board of directors of Real Time Innovations, a real-time software and control systems company. Mr. Lyons received his B.S.E.P in Engineering Physics from Cornell University, his M.S. in Electrical Engineering from Stanford University and his M.B.A. with distinction from the Pepperdine Presidential/ Key Executive Program.

Non-Director Executive Officers

      Our non-director executive officers and key employees and their ages as of July 26, 2002, are as follows:

Name	Age	Position

Stephen Bennion	55	Chief Financial Officer, Executive Vice President of Finance and Secretary
Dr. S.S. Sundarajan	53	Executive Vice President of Indian Operations
David Batt	37	Executive Vice President of Worldwide Sales

      Stephen R. Bennion has served as our Chief Financial Officer and Executive Vice President of Finance since September 1999. In January 2000, Mr. Bennion was elected our Secretary. From April 1998 to September 1998, Mr. Bennion served as Vice President and Chief Financial Officer for the Western Region for Cohesive Technology Solutions, a technology consulting company. From April 1995 to April 1998, Mr. Bennion served as Executive Vice President and Chief Financial Officer for Worldtalk Communications Corporation, an Internet e-mail software company. Mr. Bennion received his B.S. in accounting from Weber State University and is a Certified Public Accountant.

      Dr. S.S. Sundarajan has served as our Executive Vice President of Indian Operations since June 1998. Prior to joining Selectica, Dr. Sundarajan served as Chief Executive of Datapro Electronics Pvt. Ltd., a software company focusing on real time systems, in Pune, India from April 1986 to June 1998. Dr. Sundarajan received his B.S. in Engineering from Pune University and his M.S. and Ph.D. in Electrical Engineering from Ohio State University.

      David Batt has served as our Executive Vice President of Worldwide Sales since October 2001. Prior to joining Selectica, Mr. Batt served as Vice President of CRM Sales for Oracle Corp. from June 1992 to September 2001. Mr. Batt received his Bachelor’s of Science in Education from the University of Minnesota.

Board of Directors Meetings and Committees

      During the fiscal year ended March 31, 2002, the Board of Directors held seven meetings. In addition, the Board also acted by unanimous written consent on seven occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

      During the fiscal year ended March 31 2002, the Audit Committee of the Board of Directors held four meetings. The Audit Committee was created on June 10, 1999. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Fisher, Neustaetter and Lyons.

      During the fiscal year ended March 31, 2002, the Compensation Committee of the Board of Directors held eight meetings. The Compensation Committee was created on July 27, 1999. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1996 Stock Plan, 2001 Supplemental Plan and 1999 Equity Incentive Plan and administers the 1999 Employee Stock Purchase Plan. The members of the Compensation Committee during the fiscal year ended March 31, 2002 were Messrs. Fisher and Neustaetter.

      During the fiscal year ended March 31, 2002, the Stock Option Committee of the Board of Directors held 25 meetings. The Stock Option Committee was created on March 22, 2000. The Stock Option Committee grants a limited number of stock options to employees who are neither officers nor directors. The sole member of the Stock Option Committee is Dr. Mittal.

      The Board of Directors did not have a Nominating Committee during the fiscal year ended March 31, 2002.

Director Compensation

      Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

      Non-employee Board members are eligible for option grants under the Company’s 1999 Equity Incentive Plan under the automatic option grant program. Each individual who first becomes a non-employee Board member after the date of the Company’s initial public offering will be granted an option (“Initial Option”) to purchase 30,000 shares of the Company’s Common Stock on the date such individual joins the Board. The Initial Option becomes vested as to 25% of the option shares upon the completion of 12 months of service and as to  1/48 of the option shares upon the completion of each month of service thereafter. In addition, at each Annual Meeting of Stockholders beginning at the 2001 Annual Meeting, each non-employee director who will continue to be a director after such Annual Meeting will receive an additional option (“Annual Option”) to purchase 7,500 shares of Common Stock. The Annual Option becomes fully vested upon the completion of 12 months of service from the grant date. Each director who received an Initial Option will first be eligible to receive an Annual Option in the calendar year that is after the calendar year in which the director received the Initial Option. The exercise price for each option grant will be equal to the fair market value per share of Common Stock on the option grant date. If there is a change in control or a termination as a result of death, disability or retirement after reaching age 65, the Initial Options and Annual Options will become fully vested. Pursuant to the terms of the automatic option grant program under the Company’s 1999 Equity Incentive Plan, Messrs. Fisher, Jaswa, Lyons and Neustaetter will each receive grants of options to purchase 7,500 shares of Common Stock in connection with the 2002 Annual Meeting.

      All directors are also eligible to receive options and be issued shares of Common Stock directly under the 1999 Equity Incentive Plan, outside of the automatic option grant program, and directors who are employees of the Company are also eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the nominees listed herein.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

      Ernst & Young LLP has audited the Company’s financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      A summary of the fees paid to Ernst & Young LLP during the prior fiscal year is contained in the section entitled “Report of the Audit Committee of the Board of Directors.”

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as the company’s independent public accountants for the fiscal year ending March 31, 2003.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of June 30, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent 5% of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

      To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock as beneficially owned by them.

	Shares Beneficially Owned
	as of June 30, 2002(1)

Name and Address of Beneficial Owner	Number of Shares		Percentage of Class

Sanjay Mittal(2)	2,790,300		8.27%
Rajen Jaswa(3)	2,452,100		7.27%
Ashish Mathur(4)	507,333		1.51%
Stephen Bennion(5)	309,333		*
David Batt(6)	68,750		*
John Fisher(7)	472,567		1.41%
Michael Lyons(8)	112,862		*
Thomas Neustaetter(9)	1,193,851		3.58%
All executive officers and directors as a group (8 persons)(10)	7,907,096		22.97%

5% Shareholder
TCW Group Inc	3,491,307	**	10.46%
865 South Figueroa St Los Angeles, CA 90017
Capital Guardian Trust Co.	2,670,700	**	8.00%
333 South Hope St Los Angeles, CA 90071
Capital Research & Management Co.	1,145,500	**	3.43%
333 South Hope St Los Angeles, CA 90071

*	Less than 1% of the outstanding shares of Common Stock.

**	Share amounts obtained by reference to Schedule 13F and Schedule 13G filings made by the stockholder with the Securities and Exchange Commission.

(1)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after June 30, 2002. Percentage of ownership is based on 33,392,619 shares of Common Stock outstanding on June 30, 2002, plus shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 30, 2002 and held by each listed person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 30, 2002 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes options exercisable for 343,750 shares of Common Stock within 60 days of June 30, 2002. Also includes 303,000 shares of Common Stock held as custodian for minors related to Dr. Mittal. Dr. Mittal’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, CA 95134.

(3)	Includes options exercisable for 343,750 shares of Common Stock within 60 days of June 30, 2002. Mr. Jaswa’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, CA 95134.

(4)	Includes options exercisable for 104,166 shares of Common Stock within 60 days of June 30, 2002. Also includes 50,000 shares held as custodian for Mr. Mathur’s children. As of June 30, 2002 the Company had the right to repurchase 20,834 of Mr. Mathur’s shares.

(5)	Includes options exercisable for 83,333 shares of Common Stock within 60 days of June 30, 2002. Also, includes 1,000 shares held as custodian for Mr. Bennion’s son. As of June 30, 2002, the Company had the right to repurchase 93,750 of Mr. Bennion’s shares.

(6)	Represents options exercisable for 68,750 shares of Common Stock within 60 days of June 30, 2002.

(7)	Includes 9,750 shares of Common Stock held by Draper Fisher Associates Fund IV, L.P. and 2,638 shares held by Draper Fisher Management Company LLC. Mr. Fisher is a managing member of the general partner of Draper Fisher Associates Fund IV, L.P., and a managing member of Draper Fisher Management Company LLC. Also includes 283,206 shares of Common Stock held by Mr. Fisher in custodial or trust accounts and options exercisable for 30,000 shares of Common Stock within 60 days of June 30, 2002.

(8)	Includes options exercisable for 30,000 shares of Common Stock within 60 days of June 30, 2002.

(9)	Includes options exercisable for 30,000 shares of Common Stock within 60 days of June 30, 2002. Also includes 1,141,031 shares held by JK&B Capital III, L.P., David Kronfeld and Thomas Neustaetter have the power to vote and dispose of shares held by JK&B Capital III, L.P. Mr. Neustaetter, a member of JK&B Capital Management LLC, the general partner of JK&B Capital III, L.P., disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Neustaetter’s address is JK&B Capital, 180 N. Stetson Avenue, Chicago, Illinois 60601.

(10)	Includes options exercisable for an aggregate of 1,033,749 shares of Common Stock within 60 days of June 30, 2002.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s equity incentive plans. In addition, the Committee has the responsibility for approving the individual bonus programs and targets to be in effect for the CEO and certain other executive officers and key employees each fiscal year.

      For fiscal 2002, the Compensation Committee weighed many factors to determine executive officer compensation levels. Among the factors considered by the Compensation Committee were industry compensation surveys, general and local market conditions plus the recommendations of the CEO with respect to the compensation of the Company’s key executive officers other than himself. However, the Compensation Committee made the final compensation decisions concerning such officers.

      General Compensation Policy. The objective of the Compensation Committee’s executive compensation program is to align executive compensation with the Compensation Committee’s long and short-term business objectives and performance.

      Additionally, it is imperative that executive compensation enables the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Compensation Committee’s executive compensation decisions:

•	Risk and Reward: A significant portion of an executive’s compensation should be tied to his performance and contributions to the success of the Company.

•	Pay for Performance: If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

•	Compensate Competitively: The Compensation Committee compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

      During fiscal 2002, the Compensation Committee’s executive compensation program included these key elements:

•	Base Salary. The Compensation Committee established the base salaries of the Company’s executives based on comparisons with executive salary surveys from market data for officers and executives in competitive public software companies (the “peer companies”). The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the peer companies. Additionally, each executive’s base pay is positioned relative to the total compensation package, including cash incentives and equity-based incentives.

•	Cash-Based Incentives. During fiscal 2002, executives of the Company participated in a Management by Objective (MBO) Plan under which cash-based incentive payments were earned, based upon the achievement of defined goals related to Company performance and personal objectives. This incentive program is designed to award less than full payment if the Company and individual do not achieve all of the specific goals. Specifically, annual and quarterly goals were established and performance measurements were made against these goals. Each year, the annual incentive plan is reevaluated by the Compensation Committee and new performance targets will be established reflecting the Company’s business plan and financial goals. In addition to compensation earned pursuant to the MBO Plan, the Compensation Committee also granted performance bonuses to certain members of the Company’s executive management team to retain and to reward them for their continuing leadership with the Company and motivate their performance.

•	Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. During fiscal 2002, the Compensation Committee granted stock options to its officers, including many of its Named Officers, and in determining the size of each grant, the Compensation Committee considered the option number that would create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility, promotion and retention, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, bringing new products to market, and creating the foundation for future growth for the stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives’ continued employment with the Company. The number of stock options that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice.

      CEO Compensation: Mr. Jaswa did not participate in the Compensation Committee’s decisions concerning his compensation. The annual base salary for Mr. Jaswa, the Company’s President and Chief Executive Officer, was comparable to other Company executives and increased marginally from prior years. The remaining components of the Former Chief Executive Officer’s 2002 fiscal year incentive compensation were dependent upon the Company’s performance and meeting his personal objectives and provided no dollar guarantees. The bonus paid to the Former Chief Executive Officer and the option granted to him for the 2002 fiscal year rewarded him for his long-term service with the Company.

      Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company’s 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per fiscal year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company’s executive officers for fiscal 2002 will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Submitted by the following members of the Compensation Committee:

Tom Neustaetter
John Fisher

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company’s Board of Directors was created on July 27, 1997 and the members of the Compensation Committee during the fiscal year ended March 31, 2002 were Messrs. Fisher and Neustaetter. Neither of these individuals was at any time during 2002, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

      The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. In addition, the Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. The Audit Committee for the last fiscal year consisted of Messrs. Fisher, Neustaetter and Lyons.

      The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. The Company’s independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has general oversight responsibility with respect to the financial reporting process and the overall scope of the Company’s audit, and it reviews the results of the audit as well as other services provided by the Company’s independent accountants. As part of this process, the Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during the last fiscal year.

      In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with the Company’s management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

•	The Audit Committee has discussed with our independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

•	The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standard Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

  Audit Fees

      Fees for the audit of the last fiscal year and the review of Forms 10-Q were $298,000 of which an aggregate amount of $211,000 had been billed through March 31, 2002.

  Financial Information Systems Design and Implementation Fees

      The Company did not have any financial information systems design and implementation services rendered by Ernst & Young LLP for the fiscal year ended March 31, 2002.

  All Other Fees

      Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended March 31, 2002 were $52,000 relating to tax services.

      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP, as the Company’s independent auditors.

      The Audit Committee was organized on June 10, 1999 and operates in accordance with the provisions of its charter, which was previously filed as an Appendix to our Proxy Statement filed with the Securities and Exchange Commission on July 27, 2001. Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

      Submitted by the following members of the Audit Committee:

John Fisher
Michael Lyons
Thomas Neustaetter

STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between March 10, 2000 (the date the Company’s Common Stock commenced public trading) and March 31, 2002 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the S&P Application Software Index (the “S&P Application Software Index”), over the same period. This graph assumes the investment of $100.00 on March 10, 2000, in the Company’s Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Application Software Index, and assumes the reinvestment of dividends, if any.

      The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Standard & Poor’s Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Comparison of 24 Month Cumulative Total Return*

Among Selectica, Inc., the Nasdaq Stock Market (U.S.) Index
and the S&P Application Software Index

*	$100 Invested on 3/10/00 in stock or on 2/29/00 in index — including reinvestment of dividends. Fiscal year ending March 31.

The Nasdaq Stock Market-U.S. Index and the S&P Market
Total Return to Stockholders
(Dividends reinvested monthly)

	Base Period
	March 10,	March 31,	March 31,	March 31,
Company/Index	2000	2000	2001	2002

SELECTICA, INC.	$100	$294.17	$17.33	$12.87
S&P APPLICATION SOFTWARE INDEX	$100	$72.70	$27.40	$33.26
NASDAQ US INDEX	$100	$97.94	$39.17	$39.44

      The Company effected its initial public offering of Common Stock on March 9, 2000 at a price of $30.00 per share. The graph above assumes that shares were purchased at the $30.00 per share offering price.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following Summary Compensation Table sets forth information concerning compensation earned during the fiscal years ended March 31, 2002, 2001 and 2000 by (i) the Company’s Chief Executive Officer and (ii) the four other most highly compensated executive officers who were serving as executive officers of the Company as of March 31, 2002, each of whose total salary and bonus for services rendered in all capacities to the Company exceeded $100,000 during the fiscal year ended March 31, 2002 (collectively, the “Named Officers”).

Summary Compensation Table

					Long-Term
					Compensation
					Awards

					Securities
		Annual Compensation			Underlying
	Fiscal				Options
Name and Principal Position	Year	Salary($)	Bonus($)		(#)

Rajen Jaswa	2002	$250,000	$420,890		500,000
Former Chief Executive Officer and	2001	231,250	116,786		—
Chairman of the Board(1)	2000	168,750	75,000		250,000
Dr. Sanjay Mittal(2)	2002	250,000	422,310		500,000
President, Chief Executive Officer, and	2001	231,250	118,750		—
Chief Technical Officer	2000	168,750	618,600		250,000
Stephen Bennion	2002	225,000	202,689		200,000
Chief Financial Officer, Executive Vice President of	2001	202,083	94,250		—
Finance, and Secretary	2000	94,792	20,000		300,000
Ashish Mathur(3)	2002	225,000	184,439		250,000
Former Executive Vice President of Worldwide	2001	221,987	97,500		—
Professional Services	2000	168,750	75,000		150,000
David Batt(4)	2002	112,500	26,177	(5)	300,000
Executive Vice President of Worldwide Sales

(1)	Resigned as Chief Executive Officer on July 9, 2002.

(2)	Became President and Chief Executive Officer on July 9, 2002.

(3)	Resigned as Executive Vice President of Worldwide Professional Services on July 19, 2002.

(4)	Hired on October 2, 2001.

(5)	Represents commissions.

OPTIONS GRANTED IN LAST FISCAL YEAR

      The following table provides information on stock option grants to the Named Officers during the fiscal year ending March 31, 2002. These options are included in the Summary Compensation Table on page 15. All options were granted at fair market value under the 1999 Equity Incentive Plan. The options have ten-year terms. The gains calculated below assume annual compound stock price appreciation of 5% and 10% from the date the option was originally granted until the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules and do not represent Selectica’s estimate or projection of future stock prices.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of
	Shares	% of Total			Stock Price Appreciation
	Underlying	Options Granted	Exercise		for Option Term
	Options	to Employees in	Price	Expiration
	Granted(#)	Fiscal Year 2002	($/SH)	Date	5%($)	10%($)

Raj Jaswa	500,000	7.44%	$2.40	9/28/11	$754,674	$1,912,491
Sanjay Mittal	500,000	7.44%	2.40	9/28/11	754,674	1,912,491
Stephen Bennion	200,000	2.98%	2.85	8/6/11	358,470	908,433
Ashish Mathur	250,000	3.72%	2.85	8/6/11	448,087	1,135,542
David Batt	300,000	4.46%	3.49	10/15/11	658,453	1,668,648

FISCAL YEAR END OPTION VALUES

      No options were exercised by Named Officers during fiscal 2002. The following table sets forth information concerning the year-end number and value of unexercised options with respect to each Named Officer. No stock appreciation rights were granted or exercised by the Named Officers during fiscal 2002 or were outstanding at the end of that year.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options
	Options at Fiscal Year-End(#)		at Fiscal Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Raj Jaswa	343,750	156,250	$1,364,688	$620,313
Sanjay Mittal	343,750	156,250	1,364,688	620,313
Stephen Bennion	83,333	116,667	330,832	463,168
Ashish Mathur	104,166	145,834	413,539	578,961
David Batt	68,750	231,250	272,938	918,063

(1)	Based on the fair market value of the Company’s Common Stock on March 31, 2002 ($3.86 per share), which is the closing price on March 31, 2002 on the Nasdaq Stock Market.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

      Under his employment agreement, the Company’s President, Chief Executive Officer, and Chief Technical Officer, Dr. Sanjay Mittal is entitled to receive his most recent base salary for 12 months after the date of a termination of employment without cause. Prior to his resignation as President and Chief Executive Officer in July 2002, Mr. Jaswa was also entitled to receive certain severance benefits following his termination of employment without cause under the terms of his employment agreement. Pursuant to the terms of this agreement, he received his most recent base salary for the 12 months following the date of his resignation. Mr. Jaswa is also entitled to receive his most recent monthly base salary for an additional six months beginning July 9, 2003, pursuant to the terms of the separation agreement.

      If a change in control occurs, an option or other award under the 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute comparable awards for the awards granted under the 1999 Equity Incentive Plan. In addition, if an optionee is involuntarily terminated within 12 months following a change in control, he or she will become vested in an additional number of option shares as if he or she completed another 12 months of service.

      Under the Company’s 1996 Stock Plan, upon a merger or asset sale, if the options or stock purchase rights are not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute comparable awards for the options or stock purchase rights, then the options and stock purchase rights will become fully vested.

      If a change in control occurs and an executive officer or certain of our key employees are involuntarily terminated within 12 months following this change in control, then he or she will become vested in an additional number of option shares equal to the greater of 50% of the then unvested option shares or the number of option shares the executive officer would become vested in if he or she completed another 12 months of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

      The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any preceding against them as to which they could be indemnified.

      On October 15, 1999, Mr. Bennion exercised his option to purchase 300,000 shares of common stock. He paid for those shares with a full recourse promissory note for $750,000 bearing 6.02% annual interest, secured by the purchased shares. As of June 30, 2002, the total amount outstanding on this loan was approximately $562,500.

      On October 25, 1999, Charles Pendell, the Company’s former Executive Vice President of Worldwide Sales, exercised his option to purchase 375,000 shares of common stock. He paid for these shares with a full recourse promissory note for $262,500 bearing 6.02% annual interest, secured by the purchased shares. On June 18, 2001, the Company repurchased 120,314 shares of common stock from Mr. Pendell pursuant to the terms of the Stock Purchase Agreement in exchange for cancellation of the full recourse note described above. As of June 30, 2002, there were no outstanding amounts between the Company and Mr. Pendell.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2002 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

FORM 10-K

      The Company will mail without charge, upon written request, a copy of the Company’s Form 10-K report for fiscal year 2002, including the financial statements, schedule and list of exhibits. Requests should be sent to Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134, Attn: Stockholder Services.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2003 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than April 14, 2003 in order to be included. Such stockholder proposals should be addressed to Selectica, Inc., 3 West Plumeria Drive, San Jose, California 94043, Attn: Stockholder Services.

      Pursuant to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2003 annual meeting of stockholders does not notify the Company of such proposal on or prior to June 28, 2003, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2003 Proxy Statement. The Company currently believes that the 2003 annual meeting of stockholders will be held during the second week of September, 2003.

OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Sanjay Mittal
President and Chief Executive Officer

San Jose, California

August 12, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY	SELECTICA, INC	PROXY

3 West Plumeria Drive, San Jose, CA 95134

This Proxy is Solicited on Behalf of the Board of Directors of Selectica, Inc.
for the Annual Meeting of Stockholders to be held September 13, 2002

         The undersigned holder of Common Stock, par value $0.0001, of Selectica, Inc. (the “Company”) hereby appoints Sanjay Hittal and Stephen Bennion or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, September 13, 2002 at 1:00 p.m. local time, at Company’s headquarters 3 West Plumeria Drive, San Jose, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL NO. 1, FOR PROPOSAL 2, AND, IN THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)
SELECTICA, INC.

  Please mark votes as in this example

1.	To elect the following directors:

Nominees: Thomas Neustaetter (for a term ending upon the 2005 Annual Meeting of Stockholders or until his successor is elected and qualified), and Sanjay Mittal (for a term ending upon the 2005 Annual Meeting of Stockholders or until his successor is elected and qualified).

FOR	WITHHELD	For all nominees, except for nominees written below.

Nominee exception(s)

2.	To ratify the appointment of Ernst & Young, LLP as the Company’s independent accountants for the fiscal year ending March 31, 2003.

FOR	WITHHELD	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature: Signature (if held jointly): Date: , 2002

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.